Calculation of Filing Fee Tables
S-8
SHOULDER INNOVATIONS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock issuable upon the exercise of outstanding stock options under the Registrant's Amended and Restated Stock Option Plan (the "Stock Option Plan")	Other	1,682,514	$ 2.42	$ 4,071,683.88	0.0001531	$ 623.37
2	Equity	Common stock reserved for issuance pursuant to awards under the Registrant's 2025 Incentive Award Plan (the "2025 Incentive Plan")	Other	2,493,739	$ 15.00	$ 37,406,085.00	0.0001531	$ 5,726.87
3	Equity	Common stock reserved for issuance pursuant to awards under the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP")	Other	249,373	$ 15.00	$ 3,740,595.00	0.0001531	$ 572.69
Total Offering Amounts:						$ 45,218,363.88		$ 6,922.93
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,922.93
Offering Note
[1]	1(a). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of common stock that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common stock, as applicable. 1(b). Represents 1,682,514 shares of the Registrant's common stock issuable upon the exercise of outstanding stock options granted under the Stock Option Plan, at a weighted-average exercise price of $2.42 per share. To the extent (i) outstanding options under the Stock Option Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding Stock Option Plan options are delivered to the Company to satisfy the applicable exercise price of an option and/or any applicable tax withholding obligation with respect to the option, such shares of common stock subject to such awards will be available for future issuance under the 2025 Incentive Plan. See footnote 4 below. 1(c). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $2.42 per share, which is the weighted-average exercise price of the outstanding stock options granted under the Stock Option Plan being registered.

[2]	See Footnote 1(a). 2(a). Represents 2,493,739 shares of Registrant's common stock reserved for issuance under the 2025 Incentive Plan. The number of shares reserved for issuance or transfer pursuant to awards under the 2025 Incentive Plan will be increased annually on the first day of each calendar year beginning January 1, 2026 and ending on and including January 1, 2035, in an amount equal to (i) a number of shares equal to 5% of the aggregate number of shares of the Registrant's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Registrant's board of directors. In addition, to the extent (i) outstanding options under the Stock Option Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled or forfeited or (ii) shares subject to outstanding Stock Option Plan options are delivered to the Company to satisfy the applicable exercise price of an option and/or any applicable tax withholding obligation with respect to the option, such shares of common stock subject to such awards will be available for future issuance under the 2025 Incentive Plan. See footnote 2 above. 2(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $15.00 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-288549), as amended (the "S-1 Registration Statement"), that was declared effective on July 30, 2025.

[3]	See Footnote 1(a) See Footnote 2(b). 3(a). Represents 249,373 shares of the Registrant's common stock reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP will be annually increased on the first day of each calendar year beginning January 1, 2026 and ending on and including January 1, 2035, in an amount equal to (i) a number of shares equal to 1% of the aggregate number of shares of the Registrant's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Registrant's board of directors.